Home Equity Loan-Backed Term Notes, GMACM Series 2000-CL1 Group 1
                             Payment Date 11/26/2001

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Servicing Certificate
Beginning Pool Balance                          275,216,585.36
Beginning PFA                                             0.00
Ending Pool Balance                             265,937,342.99
Ending PFA Balance                                           -
Principal Collections                             7,878,774.90
Principal Draws                                              -
Net Principal Collections                         7,878,774.90

Current Month Repurchases - Units                            -
Current Month Repurchases - Dollars                          -

Active Loan Count                                       10,286

Interest Collections                              3,507,076.87

Weighted Average Net Loan Rate                       15.40214%
Substitution Adjustment Amount                            0.00

              Beginning         Ending                                        Interest Security    Note
Term Notes     Balance          Balance     Factor    Principal    Interest   Shortfalls  %        Rate
----------     -------          -------     ------    ---------    ---------  ----------  -        ----
Class A-1      52,954,046.91 43,547,725.97 0.3132840 9,406,320.94  120,970.58     0.00 0.13524     2.57%
Class A-2      23,853,000.00 23,853,000.00 1.0000000         0.00  145,900.85     0.00 0.074078    7.34%
Class A-3      66,581,000.00 66,581,000.00 1.0000000         0.00  420,015.14     0.00 0.206773    7.57%
Class A-4      37,753,000.00 37,753,000.00 1.0000000         0.00  248,225.98     0.00 0.117245    7.89%
Class M        34,256,000.00 34,256,000.00 1.0000000         0.00  248,926.93     0.00 0.106385    8.72%
Class B        20,553,000.00 20,553,000.00 1.0000000         0.00  154,147.50     0.00 0.063829    9.00%

Certificates                                        611,153.68

Beginning Overcollateralization Amount           39,266,538.45
Overcollateralization Amount Increase (Decrease)    127,078.57
Outstanding Overcollateralization Amount         39,393,617.02
Overcollateralization Target Amount              39,393,617.02

Credit Enhancement Draw Amount                            0.00
Unreimbursed Prior Draws                                  0.00


                                                                              Number     Percent
                                                       Balance               of Loans   of Balance
Delinquent Loans (30 Days)                        7,668,999.66                  316       2.88%
Delinquent Loans (60 Days)                        3,825,659.59                  159       1.44%
Delinquent Loans (90+ Days) (1)                   6,797,051.51                  276       2.56%
Foreclosed Loans                                    403,288.54                  13        0.15%
REO                                                          -                   0        0.00%

(1) 90+ Figures Include Foreclosures and REO and Bankruptcy

                                                                         Percent
                                             Liquidation To-Dateof Balance
Beginning Loss Amount                             7,272,775.72
Current Month Loss Amount                         1,400,467.47         0.51%
Current Month's Recoveries                           62,056.95
Ending Loss Amount                                8,611,186.24         3.13%

                                              Special Hazard                   Fraud          Bankruptcy
Beginning Amount                                          0.00                    0.00         0.00
Current Month Loss Amount                                 0.00                    0.00         0.00
Ending Amount                                                -                       -            -

Liquidation Loss Distribution Amounts                     0.00
Extraordinary Event Losses                                0.00
Excess Loss Amounts                                       0.00

Capitalized Interest Account
Beginning Balance                                         0.00
Initial Capitalized Interest Account Withdraw             0.00
Withdraw relating to Collection Period                    0.00
Remaining CIA Balance Paid to GMACM                       0.00
Interest Earned (Zero, Paid to Funding Account)          0.00
                                                         ----
Total Ending Balance as of Payment Date                   0.00
Interest earned for Collection Period                     0.00
Interest withdrawn related to prior Collection Period     0.00


Prefunding Account
Beginning Balance                                         0.00
Additional Purchases during Revolving Period              0.00
Excess of Draws over Principal Collections               0.00
                                                         ----
Remaining Pre-Funding Balance Paid to Noteholders         0.00
Total Ending Balance as of Payment Date                   0.00
Interest earned for Collection Period                     0.00
Interest withdrawn related to prior Collection Period     0.00

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